As filed with the Securities and Exchange Commission on August 9, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AXOGEN, INC.

(Exact name of registrant as specified in its charter)

Minnesota	41-1301878
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

13631 Progress Blvd., Suite 400 Alachua, Florida	32615
(Address of Principal Executive Offices)	(Zip Code)

AXOGEN, INC. THIRD AMENDED AND RESTATED

2019 LONG-TERM INCENTIVE PLAN

PERFORMANCE BASED RESTRICTED STOCK UNIT INDUCEMENT AWARDS

(Full title of the plan)

Marc Began General Counsel Axogen, Inc. 13631 Progress Boulevard, Suite 400 Alachua, Florida 32615 (386) 462-6800	Jaclyn Liu, Esq. Morrison & Foerster LLP 425 Market Street San Francisco, CA 94105
(Name, address, telephone number, including area code, of agent for service)	(Copy to)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

REGISTRATION OF ADDITIONAL SECURITIES

EXPLANATORY NOTE

Axogen, Inc. (the “Registrant”) has prepared this registration statement (this “Registration Statement”) in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended, to register: (1) 2,500,000 additional shares of common stock of the Registrant (the “Common Stock”) that became available for issuance pursuant to the Axogen, Inc. Third Amended and Restated 2019 Long-Term Incentive Plan (the “Equity Plan”) and (2) a total of up to 1,050,000 shares of Common Stock that may be issued upon the settlement of 1,050,000 performance stock units (the “Inducement PSUs”) that were granted to Michael Dale on August 9, 2024 to induce them to accept employment by the Company. The Equity Plan, including the shares of Common Stock available for issuance pursuant thereto, has been previously approved by the Registrant’s shareholders and Registration Statements of the Registrant on Form S-8 relating to the Equity Plans are effective. The Inducement PSUs were awarded outside of the Company’s stock incentive plans. The Inducement PSUs were approved by the Company’s Compensation Committee in compliance with, and in reliance on, Nasdaq Listing Rule 5635(c)(4), which exempts employee inducement grants from the general requirements of the Nasdaq Listing Rules that equity-based compensation plans and arrangements be approved by the stockholders.

INCORPORATION BY REFERENCE OF CONTENTS OF REGISTRATION STATEMENTS ON FORM S-8

Pursuant to General Instruction E of Form S-8, this Registration Statement hereby incorporates by reference the contents of (i) the registration statement on Form S-8 filed by the Registrant with the Securities and Exchange Commission (the “Commission”) on August 22, 2019 (Registration No. 333-233416), (ii) the registration statement on Form S-8 filed by the Registrant with the Commission on May 11, 2021 (Registration No. 333-255992), and (iii)  the registration statement on Form S-8 filed by the Registrant with the Commission on May 31, 2022 (Registration No. 333-265321) (collectively, the “Prior Registration Statements”). Pursuant to the Prior Registration Statements, the Registrant previously registered an aggregate of 8,000,000 shares of Common Stock under the Equity Plan.

PART II

INFORMATION REQUIRED IN THE

REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference

The following documents of the Company filed with the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference:

a) The Company’s Annual Report on Form 10-K for its fiscal year ended December  31, 2023, filed with the Commission on March 5, 2024 (Commission File No. 001-36046);

b) The Company’s Quarterly Reports on Form 10-Q for the quarterly periods ended March  31, 2024 and June 30, 2024;

c) The Company’s Current Reports on Form 8-K, filed with the Commission on  January 4, 2024  (Item 5.02 only), March  8, 2024, May  2, 2024 (Item 2.02 only), June  7, 2024, and August 9, 2024 and the Company’s Current Reports on Form 8-K/A, filed with the Commission on January 5, 2024 and June 10, 2024; and

d) The description of the Company’s Common Stock set forth in the Registration Statement on Form 8A12B filed with the Commission on August  6, 2013 pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with Commission rules shall not be deemed incorporated by reference into this Registration Statement. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 8. Exhibits

EXHIBIT NUMBER	DESCRIPTION

5.1	Opinion of Blue Chip Law †

10.1*	Axogen, Inc. Performance-Based Restricted Stock Units Notice Inducement Award Agreement, effective as of August 9, 2024, by and between the Company and Michael Dale (TSR) (incorporated by reference to Exhibit 10.2 to the Company’s current report on Form 8-K filed on August 9, 2024).

10.2*	Axogen, Inc. Performance-Based Restricted Stock Units Notice Inducement Award Agreement, effective as of August 9, 2024, by and between the Company and Michael Dale (Performance) (incorporated by reference to Exhibit 10.3 to the Company’s current report on Form 8-K filed on August 9, 2024).

23.1	Consent of Blue Chip Law (contained in Exhibit 5.1). †

23.2	Consent of Deloitte & Touche LLP, the Registrant’s Independent Registered Public Accounting Firm (filed herewith). †

24.1	Power of Attorney (included on signature page to this Registration Statement).

99.1	Axogen, Inc. Third Amended and Restated 2019 Long-Term Incentive Plan (incorporated by reference from Appendix A of the Registrant’s Proxy Statement on DEF14A dated April 24, 2024 (No. 001-36046)).

107	Filing Fee Table. †

†	Filed herewith.
*	Management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Alachua, State of Florida, on August 9, 2024.

Axogen, Inc.

By:	/s/ Michael Dale
Name: Michael Dale
Title: Chief Executive Officer, President, and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Michael Dale, Nir Naor, and Marc Began, his or her true and lawful attorney-in-fact, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments to this Registration Statement on Form S-8 (including, without limitation, any additional registration statement filed pursuant to Rule 462 under the Securities Act of 1933), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael Dale	Chief Executive Officer, President, and Director (Principal Executive Officer)	August 9, 2024
Michael Dale

/s/ Nir Naor	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 9, 2024
Nir Naor

/s/ Amy Wendell	Director	August 9, 2024
Amy Wendell

/s/ William Burke	Director	August 9, 2024
William Burke

/s/ John H. Johnson	Director	August 9, 2024
John H. Johnson

/s/ Alan M. Levine	Director	August 9, 2024
Alan M. Levine

/s/ Guido J. Neels	Director	August 9, 2024
Guido J. Neels

/s/ Paul Thomas	Director and Chairman of the Board	August 9, 2024
Paul Thomas

/s/ Dr. Joseph Tyndall	Director	August 9, 2024
Dr. Joseph Tyndall

/s/ Kathy Weiler	Director	August 9, 2024
Kathy Weiler